UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 16, 2023, Recruiter.com Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Job Mobz Inc., a California corporation (“Job Mobz”). Upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to sell and assign its right, title, and interest in the domain name www.Recruiter.com and the assets generally used to operate the business associated therewith (the “Purchased Assets”) to Job Mobz for an aggregate purchase price of $1,800,000, subject to certain adjustments provided therein.

The Purchase Agreement contains customary representations, warranties, and covenants of the parties for a transaction of this type. The Company has also agreed to certain post-closing obligations, including non-solicitation covenants and confidentiality provisions.

The consummation of the transactions contemplated by the Purchase Agreement shall take place remotely on November 1, 2023, or at such other time or place as the parties may mutually agree upon in writing.

The foregoing description of the Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Montage Amendment

On August 16, 2023, the Company entered into a Second Amendment to Loan and Security Agreement (the “Montage Amendment”), by and among the Company, its subsidiaries (Recruiter.com, Inc., Recruiter.com Recruiting Solutions, LLC, Recruiter.com Consulting, LLC, VocaWorks, Inc., Recruiter.com Scouted, Inc., Recruiter.com Upsider, Inc., Recruiter.com - OneWire, Inc., and CognoGroup, Inc.), and Montage Capital II, L.P. (“Montage”). The Montage Amendment modifies that certain Loan and Security Agreement by and among the Company, its subsidiaries, and Montage, as amended (the “Loan and Security Agreement”) to join CognoGroup, Inc. as an additional borrower to the Loan and Security Agreement and amend and restate the definition of “Maturity Date” to the earlier of (i) the four month anniversary of the initial closing of the Purchase Agreement or (ii) February 28, 2024. Additionally, the Montage Amendment provides for Montage’s consent to certain transactions that would have otherwise been prohibited under the Loan and Security Agreement, including the transaction contemplated by the Purchase Agreement with Job Mobz described above.

The summary of the Montage Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Montage Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under the heading “Montage Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2022, the Company received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirements set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”) because (i) its stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2023 was not at least $2,500,000 and (ii) the Company does not currently meet the alternatives of market value of listed securities or net income from continuing operations.

In accordance with the Nasdaq Listing Rules, the Company has 45 calendar days, or until October 2, 2023, to submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. If the Company’s plan is accepted, the Staff can grant an extension of up to 180 calendar days from the date of the notification letter, or until February 13, 2024, for the Company to evidence compliance. If the Company’s plan to regain compliance is not accepted, the Company will have an opportunity to appeal the decision pursuant to Nasdaq Listing Rule 5815(a); however, there can be no assurance that such appeal would be successful.

There can be no assurance that the Company will be able to regain compliance with the Minimum Stockholder’s Equity Requirement or will otherwise be in compliance with other Nasdaq listing criteria.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of August 16, 2023, by and between Recruiter.com Group, Inc. and Job Mobz Inc.
10.1

Second Amendment to Loan and Security Agreement, dated as of August 16, 2023, by and among Recruiter.com Group, Inc., Recruiter.com, Inc. Recruiter.com Recruiting Solutions, LLC, Recruiter.com Consulting, LLC, VocaWorks, Inc., Recruiter.com Scouted, Inc., Recruiter.com Upsider, Inc, Recruiter.com – OneWire, Inc., CognoGroup, Inc., and Montage Capital II, L.P.

104	Cover Page Interaction Data File (embedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2023

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings Chief Executive Officer

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